AMERICAN HOME PRODUCTS CORPORATION
                                STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
              (Effective as of March 2, 1999 and as amended by the
                      Board of Directors on June 21, 2001)


     1. Purpose. The purpose of the American Home Products Corporation Stock Option Plan for Non-Employee Directors (the "Plan") is to attract and retain qualified persons who are not employees or former employees of American Home Products Corporation (the "Company") or any of its subsidiaries or affiliates for service as members of the Board of Directors of the Company by providing such members with an interest in the Company's success and progress by granting them non-qualified options ("Options") to purchase shares of the Company's common stock, par value $.33 1/3 per share (the "Common Stock").

     2. Administration. The Plan shall be administered by the Compensation and Benefits Committee or any successor thereto (the "Committee") of the Board of Directors (the "Board") of the Company. Questions involving eligibility for grants of Options, entitlement to Options or the operation of the Plan shall be referred to the Committee. All determinations of the Committee shall be conclusive. The Committee may obtain such advice or assistance as it deems appropriate from persons not serving on the Committee.

     3. Eligibility and Grants. To be eligible to participate in the Plan, a director must not be an employee or former employee of the Company or any of its subsidiaries or affiliates. On the date in each calendar year of the Annual Meeting of Stockholders of the Company, each eligible director elected at such Annual Meeting shall automatically be granted an Option to purchase 3,000 shares of Common Stock; provided, however, that such amount may be increased or decreased by the Committee in the first calendar quarter of each year to reflect the competitive environment with respect to director compensation. Each eligible director to whom Options are granted is hereinafter referred to as a "Participant." Each grant of Options shall be evidenced by a written agreement duly executed and delivered by or on behalf of the Company and the Participant.

     4. Shares Available. Subject to adjustment as provided in Section 10, the maximum aggregate number of shares of Common Stock which shall be available under the Plan for the issuance upon the exercise of Options is 250,000 shares.

     5. Term of Options. Each Option granted under the Plan shall have a term of ten years from the date of grant, subject to earlier termination as provided in
Section 8.

     6. Option Price. Options are priced at 100% of the fair market value of the Common Stock on the date of grant. Such price shall be subject to adjustment as provided in Section 10. The fair market value of a share of Common Stock shall be the mean between the highest and lowest sales prices of the Common Stock as reported on the Consolidated Transaction Reporting System ("Fair Market Value").

     7. Exercise of Options. (a) Subject to Section 8, each Option shall become 100% exercisable on the later of (i) the date upon which the Participant has served one term-year as a member of the Board since the date the Option was granted (which for these purposes shall mean the period from one Annual Meeting to the subsequent Annual Meeting), and (ii) the date on which the Participant completes two years of continuous service as a director.

     (b) An Option may be exercised at any time or from time to time, as to any or all full shares of Common Stock as to which the Option is then exercisable; provided, however, that any such exercise shall be for at least 100 shares of Common Stock or, if less, the total number of shares of Common Stock as to which the Option is then exercisable.

     (c) The purchase price of the Common Stock as to which an Option is exercised shall be paid in full at the time of exercise; payment may be made in cash or in shares of Common Stock valued at the number of shares to be purchased multiplied by the option price per share or in any other form of consideration which has been approved by the Committee under the most recent stock option or incentive plan applicable to the executive officers of the Company (the "Stock Incentive Plan").

     8. Completion of Directorship. (a) In the event of the death of a Participant or the termination of a Participant's service as a director upon retirement after having attained age 65 with at least 10 years of service or on account of disability, any outstanding Options held by a Participant who has completed at least two years of continuous service as a director which are not yet exercisable shall become exercisable on the day following the date of (i) death; (ii) retirement; or (iii) termination of the Participant's service as a director by reason of disability, as the case may be, and all outstanding Options held by such Participant shall remain exercisable until the tenth anniversary of the date of grant.

     (b) In the event of a resignation or a termination of the service of a Participant from the Board (i) for any reason prior to the completion of two years of continuous service as a director; or (ii) thereafter, for any reason other than death, disability or retirement as contemplated under subsection (a) above, any outstanding Options held by such Participant shall expire at the close of business on the effective date of such resignation or termination; provided, however, that the Board may, in its discretion, cause the Options of such Participant to become exercisable, and/or to remain exercisable, for a period of time subsequent to such resignation or termination, but in no event may the Options remain exercisable after the tenth anniversary of the date of grant.

     9. Regulatory Compliance and Listing. The issuance or delivery of any shares of Common Stock upon the exercise of Options may be postponed by the Company for such period as may be required to comply with any applicable requirements under the federal securities laws, any applicable listing requirements of any national securities exchange and requirements under any other law or regulation applicable to the issuance or delivery of such shares, and the Company shall not be obligated to issue or deliver any shares of Common Stock if the issuance or delivery of such shares shall constitute a violation of any provision of any law or of any rule or regulation of any governmental authority or any national securities exchange.

     10. Adjustment in Event of Changes in Capitalization. In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or shares of the Company, the number of shares of Common Stock that may be awarded as Options or that are subject to outstanding Option grants, and the option price per share under outstanding Options, shall be adjusted automatically to prevent dilution or enlargement of rights.

     11. Termination or Amendment of the Plan. The Board may at any time terminate the Plan and may from time to time alter or amend the Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Section 9), provided that, unless otherwise required by law, the rights of a Participant with respect to Options granted prior to such termination, alteration or amendment may not be impaired without the consent of such Participant.

     12. Miscellaneous. (a) Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any director for reelection by the Company's shareholders.

     (b) The Company shall have the right to require, prior to the issuance or delivery of any Common Stock upon the exercise of Options, payment by the Participant of any taxes required by law with respect to the issuance or delivery of such shares. Such amount may be paid in cash, in shares of Common Stock previously owned by the Participant (based on the Fair Market Value), or a combination of cash and shares of Common Stock.

     (c) The shares of Common Stock to be issued upon the exercise of Options under the Plan shall, unless otherwise determined by the Committee, be shares which have been or may be reacquired by the Company.

     (d) The Options granted hereunder shall not be transferable by the Participants hereunder otherwise than by will or the laws of descent and distribution except to the extent permitted under the Stock Incentive Plan with respect to executive officers of the Company.

     (e) This Plan and Options granted hereunder shall be governed by and construed in accordance with the laws of Delaware and in accordance with such federal laws as may be applicable.

     13. Change in Control. Upon the occurrence of a Change in Control, all Options granted under the Plan as of the date of such occurrence (which have not previously expired) will become vested and exercisable and, notwithstanding the provisions of Section 8(b) of the Plan or any other provisions to the contrary, will remain exercisable until the tenth anniversary of the date of grant. Furthermore, upon the occurrence of a Change in Control, the Committee, in its sole discretion and without liability to any person, may take such other actions, if any, as it deems necessary or desirable with respect to any Options granted hereunder so as to substantially preserve the value, rights and benefits thereof. For purposes of this provision, a Change in Control will be deemed to have occurred if:

     (a) any person or persons acting in concert (excluding Company benefit plans) becomes the beneficial owner of securities of the Company having at least 20% of the voting power of the Company's then outstanding securities (unless the event causing the 20% threshold to be crossed is an acquisition of voting common securities directly from the Company); or

     (b) the consummation of any merger or other business combination of the Company, sale or lease of the Company's assets or combination of the foregoing transactions (the "Transactions") other than a Transaction immediately following which the shareholders of the Company who owned shares immediately prior to the Transaction (including any trustee or fiduciary of any Company employee benefit plan) own, by virtue of their prior ownership of the Company's shares, at least 65% of the voting power, directly or indirectly, of (a) the surviving corporation in any such merger or other business combination; (b) the purchaser or lessee of the Company's assets; or (c) both the surviving corporation and the purchaser or lessee in the event of any combination of Transactions; or

     (c) within any 24 month period, the persons who were directors immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of a successor to the Company. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who has expressed an intent to effect a Change in Control or engage in a proxy or other control contest).